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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                            COMPGEEKS HOLDINGS, INC.


        FIRST: The name of the corporation is Compgeeks Holdings, Inc.

        SECOND: The address of the corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent 19901. The name of its registered agent at such address is CorpAmerica, Inc.

        THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares which the corporation shall have authority to issue is One Thousand (1,000) shares of capital stock, and the par value of each such share is $.01 per share.

        FIFTH: The name and mailing address of the incorporator is Susan M. Reynholds, 550 West C Street, Suite 1200, San Diego, California 92101.

        SIXTH: The corporation shall have perpetual existence.

        SEVENTH: The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

        EIGHTH: Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

        NINTH: To the fullest extent permitted by the General Corporation Law of Delaware, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        TENTH: Each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the fullest extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person's capacity as a director or officer, or arising out of any such person's status as a director or officer. The corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability, cost or expense.

        ELEVENTH: The corporation shall not be subject to the provisions of
Section 203 of the Delaware General Corporation Law.

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        The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed and that the facts stated therein are true.


        Dated:  April 1, 1999                  /s/  Susan M. Reynholds
                                            ------------------------------------
                                            Susan M. Reynholds, Incorporator




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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COMPGEEKS HOLDINGS, INC.,
                             A DELAWARE CORPORATION


               The Undersigned, as sole incorporator of Compgeeks Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

               First: That the Certificate of Incorporation of the Corporation be amended by changing Article FIRST thereof so that, as amended, said paragraph shall read in its entirety as follows:

               "FIRST: The name of the corporation is CompGeeks, Inc."


               Second: That said amendment was duly adopted in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

               Third: That the Corporation has not received any payment for any of its capital stock.

               The undersigned incorporator hereby acknowledges that the foregoing Certificate of Amendment is her act and deed and that the facts stated therein are true.

        Dated:  April 19, 1999                 /s/  Susan M. Reynholds
                                            ------------------------------------
                                            Susan M. Reynholds, Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                COMPGEEKS, INC.,
                             A DELAWARE CORPORATION


               The Undersigned, as sole incorporator of CompGeeks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

               FIRST: That the Certificate of Incorporation of the Corporation be amended by changing Article FOURTH thereof so that, as amended, said paragraph shall read in its entirety as follows:

               "FOURTH: The total number of shares which the corporation shall have authority to issue is Twenty Five Million (25,000,000) shares of capital stock, and the par value of each such share is $0.001 per share."

               SECOND: That said amendment was duly adopted in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

               THIRD: That the Corporation has not received any payment for any of its capital stock.

               The undersigned incorporator hereby acknowledges that the foregoing Certificate of Amendment is her act and deed and that the facts stated therein are true.

        Dated:  May 13, 1999                 /s/ Susan M. Reynholds
                                             ----------------------------------
                                             Susan M. Reynholds, Incorporator